UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Carver Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

Dream Chasers Capital Group LLC
Gregory Lewis
Shawn Herrera
Kevin Winters
Jeffrey Bailey
Jeffrey Anderson

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

In response to Carver Bancorp, Inc.’s (the ("Company”) delay of the period for which shareholders could vote at the Annual Meeting, which was held today, December 12, 2024 at 11am local time (the “Annual Meeting”), the following statement was sent by Dream Chasers to The American Banker and Banking Dive publications:

Statement from Greg Lewis, CEO of Dream Chasers Capital Group:

“If Carver doesn’t have the votes for their directors, then the shareholders have spoken.  Keeping the voting open is an outrage and we will pursue every avenue available to ensure a fair and transparent election.”

In further response to the delay of the Annual Meeting, the following email communications were sent by counsel for Dream Chasers to the Company’s outside counsel:

From: Drew Chapman <chapman@hcllplaw.com>
Sent: Thursday, December 12, 2024 11:36 AM
To: Marc P. Levy <mlevy@luselaw.com>
Cc: Gregory Sobczak <GSobczak@luselaw.com>; Larry Spaccasi <lspaccasi@luselaw.com>
Subject: Carver Annual Meeting

This message is from an EXTERNAL SENDER

Marc - We are highly concerned about the Company’s conduct of the Annual Meeting presently underway.  The Company confirmed that a quorum is in attendance, and the meeting should and must proceed.

Delaying the vote as the Company has done potentially interferes with the integrity of the election process, disenfranchises shareholders and may have a deleterious effect on the corporate franchise.  It is paramount that the Company continue with the election and cease any further delays.

Our client reserves all of its rights and remedies under law and in equity.

Sincerely,

On Dec 12, 2024, at 11:48 AM, Marc P. Levy <mlevy@luselaw.com> wrote:

Thank you for your email. The delay is to ensure all shareholders of record have the opportunity to cast a vote.

Thank you.

-------------------------------------------------------------------------------------------------

Marc Levy

LUSE GORMAN, PC
5335 Wisconsin Avenue, N.W., Suite 780
Washington, DC 20015

Tel: 202.274.2009 | Fax: 202.362.2902 | Cell: 202.285.2698

mlevy@luselaw.com

From: Drew Chapman <chapman@hcllplaw.com>

Subject: Re: Carver Annual Meeting

Date: December 12, 2024 at 12:20:23 PM EST

To: "Marc P. Levy" <mlevy@luselaw.com>

Cc: Gregory Sobczak <GSobczak@luselaw.com>, Larry Spaccasi <lspaccasi@luselaw.com>

Shareholders had ample opportunity to vote, as evidenced by the millions of shares that were voted on time.  Absent a legitimate explanation, any such undue delay may have the effect of the Company disenfranchising its shareholders.

This conduct is highly abnormal and the delay far exceeds any typical voting time period in an annual meeting.  Our client will pursue all of its rights and remedies in order to protect and defend the integrity of the corporate franchise and the shareholder vote.

Sincerely,

_____________

Begin forwarded message:

From: "Marc P. Levy" <mlevy@luselaw.com>

Subject: RE: Carver Annual Meeting

Date: December 12, 2024 at 12:25:40 PM EST

To: Drew Chapman <chapman@hcllplaw.com>

Cc: Gregory Sobczak <GSobczak@luselaw.com>, Larry Spaccasi <lspaccasi@luselaw.com>

Quite the opposite: some delay to allow shareholders of record the ability to vote is a good practice and is not the least bit unusual. The delay was a short one and, as you know, the polls were closed at noon.

Thank you.

Marc

-------------------------------------------------------------------------------------------------

Marc Levy

LUSE GORMAN, PC
5335 Wisconsin Avenue, N.W., Suite 780
Washington, DC 20015

Tel: 202.274.2009 | Fax: 202.362.2902 | Cell: 202.285.2698

mlevy@luselaw.com

Drew G.L. Chapman

Cell: (917) 589-7371

This message is sent by an attorney and may contain information that is privileged or confidential.  If you have received this message in error, please do not read it, notify the sender, and delete the message and any attachments.